                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): May 21, 2004


                             MTM Technologies, Inc.
             (Exact name of registrant as specified in its charter)


          New York                      0-22122                 13-3354896
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


            614 Corporate Way
        Valley Cottage, New York                                  10989
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (845) 268-5000


                           Micros-to-Mainframes, Inc.
          (Former name or former address, if changed since last report)

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "our company" refer to MTM Technologies, Inc. (formerly, Micros-to-Mainframes, Inc.) and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; "Pequot Fund" refers to Pequot Private Equity Fund III, LLP; "Pequot Partners" refers to Pequot Offshore Private Equity Partners III, L.P.; and "Pequot" refers to Pequot Fund and Pequot Partners, collectively.


Item 1.  Change in Control of Registrant.

A change in control of our company may be deemed to have occurred effective May 21, 2004. This change in control is the result of our consummation of the sale of 3,255,814 shares of our Series A-1 Convertible Preferred Stock and warrants to purchase 500,000 shares of our common stock to Pequot pursuant to a Purchase Agreement, dated January 29, 2004, among Pequot and our company. The consideration tendered for the Series A-1 Preferred Stock and warrants was $7 million. Pequot has the right, but not the obligation, to purchase an additional $18 million of Series A Convertible Preferred Stock and warrants under the Pequot purchase agreement at any time, and from time to time, through May 20, 2007. The Series A Preferred Stock votes on an "as converted" basis.

Pequot currently holds approximately 40.8% of the outstanding voting power held by all of our shareholders as a result of its purchase of the Series A-1 Preferred Stock. Prior to the sale of the Series A-1 Preferred Stock, our two executive officers, Howard A. Pavony and Steven H. Rothman were our largest shareholders, each holding approximately 16.5% of the then outstanding voting power of our company. Pequot would hold 65.8% of the voting power of all of our outstanding voting securities if it purchases all of the Series A Preferred Stock which Pequot has the right to purchase under the Pequot purchase agreement. In addition, Pequot would hold 69.5% of the voting power if it exercises all of the warrants it is entitled to acquire under the Pequot purchase agreement, before giving any effect to issuances of additional shares of common stock upon the exercise of options granted to our new executive officers in connection with the consummation of the sale of the Series A-1 Preferred Stock or any other possible stock issuances. Pequot also may receive additional shares of Series A Preferred Stock, if we elect to pay dividends on the outstanding Series A Preferred Stock in the form of such additional Series A Preferred Stock in lieu of paying cash dividends for the first two years in which dividends are payable.

We entered into other agreements on May 21, 2004, as conditions to consummating the sale of the Series A-1 Preferred Stock. Certain of these additional agreements were entered into with Pequot, Howard A. Pavony, our chief executive officer and president prior to May 21, 2004, and Steven H. Rothman, our chairman of the board and chief financial officer prior to May 21, 2004. Mr. Pavony remains our president and a director of our company and Mr. Rothman was appointed executive vice president and remains a director of our company. These additional agreements are a shareholders' agreement and separate employment agreements for Messrs. Pavony and Rothman. These additional agreements call for our payments to Messrs. Pavony and Rothman of a total of $1.5 million, or $750,000 each, exclusive of any salaries or bonuses to which they will be entitled to receive under their respective employment agreements. These payments are composed of:
o $300,000 payable to each of the two executive officers as signing bonuses for entering into the new employment agreements and termination of their current agreements pursuant to which Messrs. Pavony and Rothman will cancel rights to receive certain "golden parachute" payments upon a change in the control of our company, of which $100,000 has been paid to each of the executive officers and $200,000 will be paid to each of the two executive officers over the next two years;

o $300,000 paid to each of the two executive officers as consideration for agreeing to certain non-competition prohibitions which would potentially limit the executives' future employment opportunities and compensation; and

o $150,000 paid to each of the two executive officers as consideration for agreeing to restrictions on their voting rights and disposition of their respective equity interests in our company, that involve requirements concerning the election of directors, and Messrs. Pavony and Rothman's granting of proxies with respect to such elections, limitations on the number of securities that may be sold by each of the executive officers during specified time periods, and their granting to Pequot of rights of first refusal and co-sale rights.

The shareholders' agreement provides that Pequot and the two executive officers will vote, or cause to be voted, all of their securities of our company that they own or over which they have voting control so that the number of directors constituting our board of directors will be eleven, consisting of:

o     our new chief executive officer, Francis J. Alfano;

o     three directors selected by Pequot and its assignees;

o     Mr. Pavony;

o     Mr. Rothman;

o three "independent" directors (within the meaning of independent as set forth in the Marketplace Rules of The Nasdaq Stock Market or the regulations of the stock exchange upon which our common stock is listed), initially selected by our board of directors immediately prior to the sale of the Series A-1 Preferred Stock and warrants and, with respect to each subsequent election of directors, to be selected by the corporate governance and nominating committee of our board of directors, each of whom shall not be affiliates of Pequot;

o two independent directors to be selected by the new chief executive officer and reasonably acceptable to both Pequot and our then current board of directors.

The voting obligations of Pequot and Messrs. Pavony and Rothman under the shareholders' agreement are subject to the following limitations:

o Pequot shall be obligated to vote their shares to elect Messrs. Pavony and Rothman to our board of directors only as follows: (a) for a period of two years following the issuance and sale of the Series A-1 Preferred Stock, Pequot will vote their shares to elect both Messrs. Pavony and Rothman, provided that such person has not terminated his employment, other than for "good reason," nor been terminated for "cause;" (b) for the period from the second to third anniversaries of the issuance and sale of the Series A-1 Preferred Stock, Pequot will vote its shares to elect either of Messrs. Pavony or Rothman as determined by our then current board of directors, provided that the designated person has not terminated his employment, other than for good reason, nor been terminated for cause, with the person not so elected being granted observer rights for the period, provided that such person has not terminated his employment, other than for good reason, nor been terminated for cause;

o if Pequot owns less than 75% of the Series A Preferred Stock and/or shares of our common stock issued upon conversion of such Series A Preferred Stock but at least 33-1/3% of such stock, Messrs. Pavony and Rothman are only obligated to vote for two Pequot designees; and, if Pequot owns less than 33-1/3% of such stock, Messrs. Pavony and Rothman are only obligated to vote for one Pequot designee.

o     neither Mr. Pavony nor Mr. Rothman shall be obligated to vote their shares
      (a) to elect directors selected by Pequot if (i) Pequot owns less than 10% of the Series A Purchased Stock originally issued and sold pursuant to the Pequot purchase agreement and (ii) any other shareholders that are introduced to us by Pequot own less than 10% of the securities originally acquired by such shareholders or (b) if either or both of Messrs. Pavony and Rothman individually own less than 10% of the securities owned by such shareholder on the date of the issuance and sale of the Series A-1 Preferred Stock;

o that one of the five independent directors will be the "financial expert" required to be a member of our audit committee in accordance with the Sarbanes-Oxley Act; and

o to the extent necessary to comply with applicable laws, regulations and listing standards, that directors selected by Pequot will qualify as independent directors.

The shareholders' agreement also limits the number of shares of our common stock that each of Messrs. Pavony and Rothman can dispose of during specified periods and grants Pequot rights of first refusal and co-sale rights with respect to any shares of our common stock that each of Messrs. Pavony and Rothman may desire to dispose of during specified periods.

To the greatest extent permitted by applicable law and stock exchange rules, at least one of the directors designated by Pequot will be entitled to be a member of any committee formed by the board of directors, including our audit, compensation, nominating and corporate governance committees.

Immediately following the issuance and sale of the Series A-1 Preferred Stock, our board of directors will be constituted in accordance with the shareholders' agreement, and will consist of Francis J. Alfano, who became our chief executive officer immediately upon the issuance and sale of the Series A-1 Preferred Stock; Messrs. Pavony and Rothman; our independent directors prior to the sale of the Series A-1 Preferred Stock, William Learner, Alvin Nashman and Arnold Wasserman; the three directors designated by Pequot, Gerald A. Poch, a Managing Director of Pequot Capital Management, Inc., a Managing General Partner of Pequot Fund and a Managing General Partner of Pequot Partners, Richard R. Heitzmann, a Senior Vice President of Pequot Capital Management, Inc., and Amish Jani, a Vice President of Pequot Capital Management, Inc. Mr. Alfano has yet to name the two independent directors he is entitled to designate for election to our board, subject to acceptance by Pequot and our board of directors immediately prior to the sale of the Series A-1 Preferred Stock.

According to a Schedule 13D/A of Pequot Capital Management, Inc. filed with the Securities and Exchange Commission on May 28, 2004, Pequot Capital Management, Inc. is the investment advisor/manager of, and exercises sole investment discretion over, Pequot. The Schedule 13D/A states that the executive officers of Pequot Capital Management, Inc. are Arthur J. Samberg and Harold Kahn, the sole director and controlling shareholder of Pequot Capital Management, Inc. is Mr. Samberg, and the funds utilized by Pequot in the purchase of the Series A-1 Preferred Stock and warrants pursuant to the Pequot purchase agreement were obtained from the contributions of the partners and shareholders of Pequot.

Amendments to Our Certificate of Incorporation

The Pequot purchase agreement required us to amend our certificate of incorporation. The required amendments, which were approved by our shareholders on May 20, 2004 and became effective with the filing of a Restated Certificate of Incorporation of our company with the New York Department of State on May 21, 2004, are:

o     a change our corporate name to "MTM Technologies, Inc.;"

o an increase in the number of authorized shares of our common stock to 80 million from 10 million;

o the authorization of an aggregate of 14 million shares of Series A Preferred Stock, comprised of 4.2 million shares of Series A-1 Preferred Stock, 2.6 million shares of Series A-2 Preferred Stock and 7.2 million shares of Series A-3 Preferred Stock, and authorization of our board of directors to fix the number of shares, designations, relative rights, preferences and limitations of each subseries of Series A-3 Preferred Stock;

o the authorization of an additional series of preferred stock, consisting of 6 million shares, and authorization of our board of directors to fix the designations, relative rights, preferences and limitations of each series of such newly authorized series of preferred stock;

o revising the language relating to the limitation of the personal liability of our directors to us and our shareholders for damages for breach of fiduciary duty as a director;

o     the specific authorization for us to indemnify our directors;

o the permitting of our shareholders to act by less than unanimous written consent; and

o authorizing the approval of a plan of merger or consolidation involving our company, the disposition of all or substantially all of our assets or the dissolution of our company by a majority of the votes of shares entitled to be voted on such plan, disposition or dissolution.


Item 5.  Other Events and Required FD Disclosure.

We entered into an Amended and Restated Loan and Security Agreement with Textron Financial Corporation effective May 21, 2004. Our Pivot Technology, Inc., Data.com Results, Inc. and MTM Advanced Technology, Inc. subsidiaries are also named as co-borrowers under the restated loan agreement. The restated loan agreement, which has a term of one year, amends our prior loan agreement with Textron. The restated loan agreement contemplates a credit facility of up to $10 million, secured by all of our assets, except for permitted encumbrances. Two forms of loans can be made under the credit facility, floor plan financings and revolving receivable financings. The floor plan financings generally allow us to finance inventory purchases from approved vendors on a 30-day interest free basis. Interest accrues on floor plan financings after such 30-day period at the rate equal six basis points over a specified prime rate. The revolving receivable financings allow us to borrow against current account receivables that meet certain specified standards. Interest accrues on revolving receivable financings immediately upon funding at a specified prime rate. The restated loan agreement contains other affirmative and negative covenants, including those relating to our tangible net worth other financial conditions. We are required to pay additional fees if we exceed the maximum permitted aggregate loan amount of $10 million or if we are found to be in default under the credit facility. Textron also is entitled to make periodic reviews and audits of our records, files, books of account and other documents.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number       Description
-------      -----------
   3.1       Restated Certificate of Incorporation, as filed with the New York
             Department of State on May 21, 2004.
   3.2       Amended and Restated Bylaws, as adopted effective May 21, 2004.*
  10.1       Purchase Agreement, dated January 29, 2004, among
             Micros-to-Mainframes, Inc., Pequot Private Equity Fund III, L.P.
             and Pequot Offshore Private Equity Partners III, L.P.*
  10.2       Shareholders' Agreement, dated May 21, 2004, among MTM
             Technologies, Inc. Pequot Private Equity Fund III, L.P., Pequot
             Offshore Private Equity Partners III, L.P., Howard A. Pavony and
             Steven H. Rothman.
  10.3       Employment Agreement, dated May 21, 2004, between MTM Technologies,
             Inc. and Howard A. Pavony.
  10.4       Employment Agreement, dated May 21, 2004, between MTM Technologies,
             Inc. and Steven H. Rothman.
  10.5       Employment Agreement, dated May 21, 2004, between MTM Technologies,
             Inc. and Francis J. Alfano.
  10.6       Warrant Certificate, evidencing 438,225 warrants registered in the name of Pequot Private Equity Fund III, LLP.
  10.7       Warrant Certificate, evidencing 61,775 warrants registered in the name of Pequot Offshore Private Equity Partners III, L.P.
  10.8       Amended and Restated Loan and Security Agreement, dated May 21,
             2004, among Textron Financial Corporation, MTM Technologies, Inc.,
             Pivot Technology, Inc., Data.com Results, Inc. and MTM Advanced
             Technology, Inc.

----------
   *         Incorporated by reference.  See Exhibit Index.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 7, 2004

                                  MTM Technologies, Inc.
                                  (formerly, Micros-to-Mainframes, Inc.)



                                  By:           /s/ Francis J. Alfano
                                      ------------------------------------------
                                      Francis J. Alfano, Chief Executive Officer

                             MTM Technologies, Inc.
                     Form 8-K (Date of Report: May 21, 2004)

                                  Exhibit Index

Exhibit
Number       Description
-------      -----------
  3.1        Restated Certificate of Incorporation, as filed with the New York
             Department of State on May 21, 2004.
  3.2        Amended and Restated Bylaws, as adopted effective May 21, 2004.
             [Incorporated by reference to Appendix C to the Proxy Statement contained as part of the registrant's definitive Schedule 14A filed with the Securities Exchange Commission on April 15, 2004.
 10.1        Purchase Agreement, dated January 29, 2004, among
             Micros-to-Mainframes, Inc., Pequot Private Equity Fund III, L.P.
             and Pequot Offshore Private Equity Partners III, L.P. [Incorporated by reference to Appendix A to the Proxy Statement contained as part of the registrant's definitive Schedule 14A filed with the Securities Exchange Commission on April 15, 2004. ]
 10.2        Shareholders' Agreement, dated May 21, 2004, among MTM
             Technologies, Inc. Pequot Private Equity Fund III, L.P., Pequot
             Offshore Private Equity Partners III, L.P., Howard A. Pavony and
             Steven H. Rothman.
 10.3        Employment Agreement, dated May 21, 2004, between MTM
             Technologies, Inc. and Howard A. Pavony.
 10.4        Employment Agreement, dated May 21, 2004, between MTM Technologies,
             Inc. and Steven H. Rothman.
 10.5        Employment Agreement, dated May 21, 2004, between MTM Technologies,
             Inc. and Francis J. Alfano.
 10.6        Warrant Certificate, evidencing 438,225 warrants registered in the name of Pequot Private Equity Fund III, LLP.
 10.7        Warrant Certificate, evidencing 61,775 warrants registered in the name of Pequot Offshore Private Equity Partners III, L.P.
 10.8        Amended and Restated Loan and Security Agreement, dated May 21,
             2004, among Textron Financial Corporation, MTM Technologies, Inc.,
             Pivot Technology, Inc., Data.com Results, Inc. and MTM Advanced
             Technology, Inc.






                            STATEMENT OF DIFFERENCES
                            ------------------------
The section symbol shall be expressed as.................................'SS'